Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report on the 2002 financial statements of J. Jamner Surgical Instruments, Inc. incorporated in this registration statement on this Form S-3 (File No 333-106625) by reference to the Current Report on Form 8-K of Integra LifeSciences Holdings Corporation and Subsidiaries filed on March 25, 2003. We also consent to the reference to us under the heading of "Experts" in such registration statement.

/s/ WithumSmith+Brown, P.C.
New Brunswick, New Jersey
September 23, 2003